Exhibit 10.17

VAN DOORNE N.V.

TB/SH/60009143

DEED OF PLEDGE OF SHARES

IN:	INTERXION OPERATIONAL B.V.
BY:	INTERXION HOLDING N.V.
TO:	BARCLAYS BANK PLC

Today, the fifteenth day of June two thousand and ten, appears before me, Daan ter Braak, civil-law notary, practising in Amsterdam:

1.	Eline Maria Christina Broekhof, born in Geldrop on the seventh day of August nineteen hundred and eighty-three, with office address at Jachthavenweg 121,1081 KM Amsterdam, the Netherlands, acting as proxy of, and pursuant to a power of attorney, authorised in writing by:

a.	INTERXION HOLDING N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands and its registered office at Tupolevlaan 24,1119 NX Schiphol-Rijk, the Netherlands, registered with the Commercial Register under file number: 33301892 (the “Pledgor”);

b.	INTERXION OPERATIONAL B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands and its registered office at Tupolevlaan 24, 1119 NX, Schiphol-Rijk, the Netherlands, registered with the Commercial Register under file number: 34389232 (the “Company”); and

2.	Ralph Joseph Wilhelm Mulkens, born in Geleen on the nineteenth day of March nineteen hundred and seventy-seven, with office address at Jachthavenweg 121,1081 KM Amsterdam, the Netherlands, acting as proxy of, and pursuant to a power of attorney, authorised in writing by: BARCLAYS BANK PLC, a public limited company registered in England and Wales with company number 1026167 and having its office at 1 Churchill Place, London, E14 5HP, United Kingdom, acting (i) in its capacity of Security Trustee for and on behalf of the Secured Parties under the Intercreditor Agreement and (ii) in its capacity of creditor of the Parallel Obligations, as defined below (the “Pledgee”).

HEREBY AGREE AS FOLLOWS:

1	DEFINITIONS AND INTERPRETATION

1.1	Interpretation

Capitalised terms not otherwise defined herein shall have the meaning given to them in the Intercreditor Agreement.

1.2	Definitions

In addition, in this Deed, unless the context otherwise requires:

“Debt Documents” has the meaning given thereto in the Intercreditor Agreement;

“Debtor” has the meaning given thereto in the Intercreditor Agreement;

“Dividends” means all dividends, other distributions and payments that become payable and/or accrue on or in respect of any of the Shares, whether payable in cash, by means of stock dividend or in kind and whether on the account of the distribution of profits, reserves, the repurchase of Shares, the redemption of Shares or otherwise;

“Encumbrance” means any mortgage, pledge, lien (retentierecht), right of usufruct, seizure, attachment or other encumbrance of any kind whatsoever, whether actual or contingent, conditional or otherwise;

“Enforcement Event” means any Event of Default which also constitutes a default (verzuim) in the payment of any amount due under the Secured Obligations;

“Event of Default” has the meaning given thereto in the Intercreditor Agreement;

“Future Shares” means any shares in the capital of the Company that are acquired by the Pledgor following execution of this Deed;

“Intercreditor Agreement” means the intercreditor agreement dated the twelfth day of February two thousand and ten (as amended, supplemented, restated or replaced from time to time) between, inter alia, Barclays Bank PLC as Revolving Agent, The Bank of New York Mellon as Original Senior Secured Trustee, the Revolving Lenders, InterXion Holding N.V. as the Company, certain companies as Original Debtors, Barclays Bank PLC as Security Trustee and others;

“Liabilities” has the meaning given thereto in the Intercreditor Agreement;

“Parallel Obligations” means the Parallel Debt as described in Clause 16.2 of the Intercreditor Agreement, to the extent they constitute obligations for the payment of money (vorderingen tot voldoening van een geldsom);

“Pledge” means the security created or purported to be created by this Deed and/or any supplemental deed executed pursuant to Clause 2.2.3;

“Present Shares” means all of the issued shares in the capital of the Company held by the Pledgor on the date of this Deed, consisting of one hundred and eighty (180) shares, each share with a par value of one hundred euro (EUR 100), numbered 1 up to and including 180;

“Principal Obligations” means all the Liabilities and all other present and future obligations (other than the Parallel Obligations) at any time due, owing or incurred by each Debtor and by each other grantor of Transaction

Security to any Secured Party under the Debt Documents for the payment of money (vorderingen tot voldoening van een geldsom), both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity;

“Rights” means the Dividends, all present and future rights and claims of the Pledgor to acquire any shares in the capital of the Company and all other present and future rights and claims of the Pledgor arising out of or in connection with the Shares, other than the Voting Rights and the rights of holders of depository receipts referred to in Clause 3.2;

“Secured Obligations” means (i) the Parallel Obligations and (ii) the Principal Obligations that are secured by this Pledge pursuant to Clause 2.4;

“Secured Parties” has the meaning given thereto in the Intercreditor Agreement;

“Security Assets” means the Shares and the Rights collectively;

“Shares” means the Present Shares and the Future Shares collectively;

“Transaction Security” has the meaning given thereto in the Intercreditor Agreement; and

“Voting Rights” means the voting rights attaching to the Shares.

1.3	References

In this Deed:

1.3.1

references to any Debt Document shall be construed as references to such document as presently in force and as amended, modified, supplemented, novated, restated or replaced from time to time, including (i) any increase or reduction in any amount made available thereunder, (ii) any alteration of or addition to the purpose for which any amount made available thereunder may be used, (iii) any credit facility provided in substitution of or in addition to the facilities originally made available thereunder, (iv) any rescheduling of the indebtedness incurred thereunder, (v) any substitution, retirement or accession of any party to the Debt Documents or (vi) a combination of the above;

1.3.2	clause headings are inserted for convenience of reference only and are to be ignored in construing this Deed and, unless otherwise specified, all references to Clauses are to clauses of this Deed;

1.3.3	unless the context otherwise requires, words denoting the singular shall include the plural and vice versa;

1.3.4	references to any party include that party’s successors and permitted transferees and assignees;

1.3.5	references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time;

1.3.6	references to Security Assets include, where the context so requires, references to all or any of the constituent parts thereof;

1.3.7	an Event of Default or an Enforcement Event is “continuing” if it has not been remedied or waived; and

1.3.8	references to such terms as ‘this Deed’, ‘hereunder’, ‘herein’ and ‘hereby’ shall, where the context so requires, be construed as including references to any supplemental deed executed pursuant to Clause 2.2.3.

1.4	Debt Document

This Deed constitutes a Debt Document.

1.5	No unlawful financial assistance

No obligations shall be included in the definition of “Secured Obligations” to the extent that, if included, the Pledge or any part thereof would constitute a violation of the prohibition on financial assistance as contained in Section 2:98c or 2:207c of the Dutch Civil Code (the “Prohibition”) and this Deed is only legally binding on the Pledgor to the extent it will not be in violation of the Prohibition and all provisions of this Deed will be construed accordingly.

2	PLEDGE

2.1	Agreement to pledge

The Pledgor hereby agrees and undertakes with the Pledgee to grant a right of pledge over the Security Assets as security for the Secured Obligations.

2.2	Pledge

As security for the performance of the Secured Obligations, the Pledgor hereby:

2.2.1	pledges to the Pledgee the Present Shares and the Rights pertaining thereto;

2.2.2	pledges to the Pledgee in advance (bij voorbaat) the Future Shares and the Rights pertaining thereto; and

2.2.3	irrevocably undertakes, to the extent the pledge in advance pursuant to Clause 2.2.2 is not effective, to pledge to the Pledgee any Future Shares and the Rights pertaining thereto immediately upon the acquisition of such Future Shares by the Pledgor by execution of a supplemental deed in the same form as this Deed.

2.3	Acceptance by the Pledgee

The Pledgee hereby accepts the Pledge created by this Deed, where appropriate in advance (bij voorbaat).

2.4	Principal Obligations as Secured Obligations

If at the time of execution of this Deed or at any time thereafter it is not possible to validly secure all or any Parallel Obligations by means of this Pledge, the corresponding Principal Obligations shall be Secured Obligations.

3	VOTING RIGHTS AND RIGHTS

3.1	Voting Rights

The Pledgor and the Pledgee hereby stipulate in accordance with Section 2:198(3) of the Dutch Civil Code that the Voting Rights shall vest in (toekomen aan) the Pledgee subject to the fulfillment of the conditions precedent (opschortende voorwaarden) that (i) an Event of Default has occurred and (ii) the Pledgee has given written notice to the Pledgor and the Company that an Event of Default has occurred and the Voting Rights vest in the Pledgee.

3.2	Rights of holders of depository receipts

As long as the Voting Rights shall not vest in the Pledgee, the Pledgee shall not have the rights of holders of depository receipts. It is understood that when the Voting Rights shall vest in the Pledgee, the Pledgor shall have the rights of holders of depository receipts by operation of law. To the extent possible under Dutch law, the Pledgor waives these rights in advance and the Pledgee accepts such waiver in advance.

3.3	Rights

The Pledgee is entitled to collect, receive and exercise the Rights that are pledged pursuant to this Deed, provided that the Pledgee hereby grants the Pledgor permission (toestemming in accordance with Section 3:246(4) of the Dutch Civil Code to collect, receive and exercise the Rights. The Pledgee is entitled to revoke this permission upon the occurrence of an Event of Default which is continuing or upon the occurrence of an Enforcement Event which is continuing.

4	REPRESENTATIONS AND WARRANTIES

4.1	The Pledgor hereby represents and warrants to the Pledgee that:

4.1.1	the Shares are duly authorised and validly issued, are fully paid up and constitute the entire issued share capital of the Company;

4.1.2	the Pledgor has acquired the Present Shares by placement at the deed of incorporation of the Company, executed on the eighth day of April two thousand and ten before B.J. Kuck, civil-law notary practising in Amsterdam;

4.1.3	the Pledgor is the sole legal and beneficial owner of the Security Assets, has full title thereto and is entitled (beschikkingsbevoegd) to pledge the same to the Pledgee;

4.1.4	this Pledge constitutes a first priority right of pledge (pandrecht eerste in rang) of the Security Assets;

4.1.5	the Security Assets are not subject to any Encumbrance, have not been transferred or made subject to an Encumbrance in advance, nor has any such transfer or Encumbrance been agreed upon in advance;

4.1.6	no depository receipts (certificaten van aandelen) have been issued in respect of the Shares;

4.1.7	the Pledgor has not entered into any agreements or arrangements, other than as may be included in the articles of association of the Company, which restrict in any way the exercise by the Pledgee of the Voting Rights or its other rights under this Pledge; and

4.1.8	the general meeting of shareholders of the Company has approved this Pledge and the granting of the Voting Rights to the Pledgee by resolution adopted on the twenty-eighth day of May two thousand and ten, which representations and warranties, to the extent they relate to Future Shares and the Rights pertaining thereto, shall be deemed to be given on each date such Future Shares are acquired by the Pledgor.

5	UNDERTAKINGS

5.1	The Pledgor hereby undertakes to the Pledgee:

5.1.1	at the Pledgee’s first demand, to execute and deliver all such agreements and documents and to do all such acts and things the Pledgee may reasonably deem necessary to create, perfect, protect and/or enforce the rights of the Pledgee created or intended to be created hereby;

5.1.2	to promptly notify the Pledgee of any attachment (beslag) of the Security Assets and to promptly notify the person making any such attachment or any receiver in bankruptcy (curator) or any administrator in (preliminary) suspension of payment (bewindvoerder) of the existence of the Pledge;

5.1.3	other than in the ordinary course of business, not to release, settle or subordinate any Rights without the Pledgee’s prior written consent;

5.1.4	other than as expressly permitted under the Debt Documents, not to sell, agree to sell or otherwise dispose of the Security Assets and not to create or grant or permit to subsist any Encumbrance on the Security Assets other than this Pledge;

5.1.5	other than as expressly permitted under the Debt Documents, not to cooperate with the issue or granting of any (rights to acquire) shares in the capital of the Company or of depository receipts issued for such shares; and

5.1.6	other than as expressly permitted under the Debt Documents, without the prior written approval of the Pledgee, not to exercise the Voting Rights in favour of a resolution (i) for an amendment of the articles of association of the Company which would affect the rights of the Pledgee under this Deed, (ii) to dissolve or liquidate the Company, (iii) to apply for the Company’s bankruptcy or (preliminary) suspension of payments, (iv) for a conversion (omzetting), legal merger (juridische fusie) or legal division (juridische splitsing) of the Company, (v) to issue shares or rights to acquire shares in the capital of the Company or (vi) to distribute any Dividends, unless such distribution is expressly permitted under any of the other Debt Documents.

6	ENFORCEMENT OF SECURITY - APPLICATION OF PROCEEDS

6.1	Default

Any failure to satisfy the Secured Obligations when due shall constitute a default (verzuim) in the performance of the Secured Obligations within the meaning of Section 6:81 of the Dutch Civil Code, without any demand (sommatie) or notice of default (ingebrekestelling) being sent or required.

6.2	Enforcement

On or after the occurrence of an Enforcement Event which is continuing, the Pledgee shall be entitled to enforce the Pledge and to take recourse against the proceeds thereof.

6.3	No requirement to claim from other person

To the fullest extent possible under applicable law, the Pledgor waives any right it may have of first requiring the Pledgee to proceed against or claim payment from any Debtor or any other person or to enforce any other rights or security before enforcing the Pledge as set forth in Section 3:234 of the Dutch Civil Code.

6.4	No notice required

The Pledgee is not obliged to give notice to the Pledgor, any Debtor or any other person of any intended or actual sale of the Security Assets as provided for in Sections 3:249 and 3:252 of the Dutch Civil Code.

6.5	No sale in different manner

The Pledgor is not entitled to request the court to determine that the Security Assets be sold in a different manner than as set forth in Section 3:250 of the Dutch Civil Code.

6.6	Application

Any amount received or recovered by the Pledgee under this Deed shall be applied by the Pledgee in accordance with the terms of the Intercreditor Agreement, subject to the mandatory provisions of Dutch law.

7	CONTINUING SECURITY

7.1	Continuing security

The Pledge and the other rights of the Pledgee under this Deed shall, to the maximum extent possible under Dutch law, not be adversely affected by (i) any compromise with or discharge granted to any Debtor or any other person or (ii) any invalidity, illegality, unenforceability or discharge by operation of law of the liability or obligations of any Debtor or any other person or any security granted in connection with the Secured Obligations.

7.2	Discharge conditional

Where any discharge of the Secured Obligations or any arrangement is made in whole or in part on the faith of any payment, security or other disposition which is void, avoided or otherwise set aside or must be restored on insolvency, liquidation or otherwise, the Pledge and the liability and obligations of the Pledgor under this Deed shall continue as if such discharge or arrangement had not occurred.

8	POWER OF ATTORNEY

8.1	Power of attorney

The Pledgor, for the benefit of the Pledgee (in het belang van de gevolmachtigde), hereby grants an irrevocable power of attorney to the Pledgee (the “Power of Attorney”), with full right of substitution, to execute all documents and to do all things on its behalf and/or in the name of the Pledgor as the Pledgee or any substitute shall reasonably deem necessary to give the Pledgee the full benefit of the Pledge and the other rights purported to be granted to the Pledgee under this Deed (including, without limitation the execution of supplemental deeds under Clause 2.2.3). The Power of Attorney shall extend to the exercise of ancillary rights (nevenrechten) to the Security Assets and to documents and acts to which the Pledgee itself is the counterparty (Selbsteintritt).

8.2	Use of Power of Attorney

The Pledgee will not use the Power of Attorney unless and until (i) the occurrence of an Enforcement Event which is continuing or (ii) the Pledgor has failed, after notice of the Pledgee, to comply with its obligations under Clause 2.2.3 or Clause 5.1.1 .

9	MISCELLANEOUS

9.1	Rescission

To the fullest extent permitted by Dutch law, the Pledgor hereby waives its rights to rescind or to seek to rescind (ontbinden) this Deed or to avoid or to seek to avoid (vernietigen) the legal acts (rechtshandelingen) performed under or pursuant to this Deed. The Pledgee accepts this waiver.

9.2	Invalidity

Should any provision of this Deed be or become invalid, void or unenforceable, all remaining provisions and terms hereof shall remain in full force and effect and the parties hereto will negotiate in good faith to replace the invalid, void or unenforceable provision with a valid and enforceable provision that reflects as nearly as possible the intention of the parties as referred in the provision thus replaced.

9.3	Liability

The Pledgee shall not be liable for any damages resulting from the reduction of value of the Security Assets, the sale of the Security Assets or the exercise or failure to exercise any of its rights hereunder, save for gross negligence (grove nalatigheid) or wilful misconduct (opzef).

9.4	No implied waivers

A failure to exercise or a delay in exercising any right of the Pledgee hereunder shall not operate as a waiver or constitute a forfeiture (rechtsverwerking) thereof.

10	ASSIGNMENT AND TRANSFER

10.1	The Pledgor may not assign and/or transfer all or part of its rights, obligations and/or the legal relationship under this Deed, without the prior written consent of the Pledgee.

10.2	The Pledgee may assign and/or transfer to any party to which or to whom the Pledgee is permitted to do so under the Debt Documents, all or part of its rights, obligations and/or the legal relationship under this Deed by way of an assignment of claims (cessie), transfer of obligations (schuldoverneming) or transfer of contract (contractoverneming) and the Pledgor hereby irrevocably gives its approval and cooperates in advance with such transfer of obligations or contract in accordance with Sections 6:156 and 6:159 of the Dutch Civil Code.

11	NOTICES

All notices to the parties hereto to be made in connection with this Deed, shall be made in accordance with the notice provisions of the Intercreditor Agreement.

12	TERMINATION AND RELEASE

12.1	Termination

The Pledgee is entitled by way of a written notice to the Pledgor (i) to terminate (opzeggen) the Pledge in whole or in part in accordance with Section 3:81 (2) of the Dutch Civil Code and (ii) to release the Pledge in respect of all or part of the Security Assets and/or the Secured Obligations. If a waiver (afstand van recht) by the Pledgee is required, to give effect to such a release, such release shall be deemed to include such waiver, and such waiver is hereby accepted by the Pledgor in advance.

12.2	Release

Subject and without prejudice to Clause 7.2, once the Pledgee is satisfied that the Secured Obligations have been unconditionally and irrevocably paid and discharged in full and that all Debt Documents (other than the Security

Documents) have been unconditionally and irrevocably terminated, the Pledgee will, following a written request of the Pledgor, terminate and release the Pledge and do all such further acts and things as the Pledgor may reasonably request in relation to the termination of the Pledge.

13	THE COMPANY

13.1	The Company hereby:

13.1.1	acknowledges, where appropriate in advance, the rights of pledge created over the Security Assets;

13.1.2	acknowledges that it has received notice of the rights of pledge created over the Rights; and

13.1.3	undertakes to register the rights of pledge over the Shares in the Company’s shareholders’ register and to provide the Pledgee with a copy of such registration as soon as practically possible.

14	APPLICABLE LAW AND JURISDICTION

14.1	Applicable law

This Deed is governed by and shall be construed in accordance with Dutch law

14.2	Jurisdiction

The Pledgor hereby irrevocably submits to the jurisdiction of the competent court in Amsterdam, the Netherlands in connection with any disputes arising under this Deed, without prejudice to the right of the Pledgee to take proceedings in any other competent court in the Netherlands or any other jurisdiction, whether concurrency or not.

CIVIL-LAW NOTARY

The parties to this Deed are aware that the undersigned civil-law notary works with Van Doorne N.V., the firm that has advised the Pledgee in this transaction. With reference to the Code of Conduct (“Verordening beroeps- en gedragsregels”) established by the Royal Notarial Professional Organisation (“Koninklijke Notariële Beroepsorganisatie”), the parties hereby explicitly consent to the undersigned civil-law notary executing this Deed.

Final statement

The originals or copies of the powers of attorney given to the said individuals and a copy of the resolution of the general meeting of shareholders of the Company as mentioned in Clause 4 will be attached to this deed.

I, civil-law notary, stated and explained the substance of this Deed and pointed out the consequences of the contents of this Deed to the said individuals, who are known to me, civil-law notary. The said individuals then declared that they had noted the contents of this Deed and that they agreed therewith. Subsequentiy, this Deed was executed in

Amsterdam, and was, immediately after it had been read aloud in part, signed by the said individuals and by me, civil-law notary, on the date first above written.

w.s. the persons appearing and the civil-law notary.

ISSUED FOR CERTIFIED COPY.
15 June 2010.